UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported):  December 27, 2007 (December 21, 2007)

AMERIGROUP Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
(State or other jurisdiction ofincorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

4425 Corporation Lane, Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

(757) 490-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

                 On December 21, 2007, the District Court in the Northern District of Illinois entered an order (the “Order”) dismissing all claims brought by Colleen Batty against AMERIGROUP Corporation (the “Company”) and AMERIGROUP Illinois, Inc. in the matter United States of America ex. rel. Colleen Batty, State of Illinois ex. rel. Colleen Batty and Colleen Batty, individually v. AMERIGROUP Illinois, Inc. and AMERIGROUP Corporation.

The Order dismisses with prejudice all federal and state Qui Tam claims asserted by Ms. Batty under the False Claims Act and the Illinois Whistleblower Reward and Protection Act.  The Order also dismisses without prejudice the wrongful discharge claims asserted by Ms. Batty.  The Order provides that Ms. Batty may amend her complaint with respect to the wrongful discharge claims by February 4, 2008. Additional information regarding the dismissed claims can be found under the heading “Legal Proceedings”in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, initially filed with the Securities and Exchange Commission on November 2, 2007, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation Date: December 27, 2007

By:	/s/ Stanley F. Baldwin

Name:	Stanley F. Baldwin
Title:	Executive Vice President, General Counsel and
Secretary